UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      January 21, 2008

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri	63017

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On January 21, 2008, Kellwood Company (NYSE: KWD) announced the extension of the early tender deadline to 5:00 p.m., New York City time, on January 30, 2008 in its cash tender offer for up to $60,000,000 aggregate principal amount of its 7.875% debentures due 2009 identified in the Offer to Purchase, dated January 9, 2008. The Company is extending this date given the unsolicited two-tiered tender offer made by an affiliate of Sun Capital Securities Group (“Sun Capital”), which the Company will respond to on January 29, 2008. When the Company responds to Sun Capital’s unsolicited two-tiered offer, it will also announce further actions, if any, it intends to take with respect to the debt tender offer.

J.P. Morgan Securities Inc. acts as sole Dealer Manager for the tender offer. Persons with questions regarding the tender offer should contact J.P. Morgan Securities Inc. at (866) 834-4666 (toll-free) and (212) 834-3424 (collect). Requests for documents may be directed to Global Bondholder Services Corporation, the Information Agent for the offer, at (212) 430-3774 or (866) 470-3900.

The foregoing is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other security. The tender offer is made only by an Offer to Purchase dated January 9, 2008 and the related Letter of Transmittal. The previous early tender deadline was 5:00 p.m., New York City time on January 23, 2008. Please refer to the Offer to Purchase and related materials for the terms of the offer. Statements in the press release regarding the offering of registered debt securities shall not constitute an offer to sell or a solicitation of an offer to buy such securities. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer is required to be made by a licensed broker or dealer, they shall be deemed to be made by the Dealer Manager on behalf of Kellwood.

A copy of the Company’s press release announcing the debt tender offer is attached as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
	Exhibit Number	Description
	99.1	Press release, dated January 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY

(Registrant)

DATE January 22, 2008	BY:	/s/ Thomas H. Pollihan

Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel